Exhibit 99.1

Anthera Receives Positive Nasdaq Listing Determination

Hayward, Calif., January 25, 2018 -- Anthera Pharmaceuticals, Inc. (Nasdaq: ANTH) today announced that on January 24, 2018, Anthera received formal notice that the Nasdaq Hearings Panel granted Anthera’s request for inclusion on The Nasdaq Capital Market. Anthera’s continued listing on The Nasdaq Capital Market is subject to compliance with all applicable requirements by May 14, 2018.

Anthera’s common stock will list on the Nasdaq Capital Market commencing with the open of business on Friday, January 26, 2018 and will continue to trade under the symbol “ANTH” on Nasdaq.  Anthera does not expect the transfer to have an impact on trading and shares.

About Anthera Pharmaceuticals
Anthera Pharmaceuticals is a clinical-stage biopharmaceutical company focused on developing products to treat serious and life-threatening diseases, including exocrine pancreatic insufficiency and B-cell associated renal diseases. Additional information on Anthera can be found at www.anthera.com.

Safe Harbor Statement
Any statements contained in this press release that refer to future events or other non-historical matters, including statements that are preceded by, followed by, or that include such words as "estimate," "intend, “anticipate," "believe," "plan," "goal," "expect," "project," or similar statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on Anthera's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including but not limited to those set forth in Anthera's public filings with the SEC, including Anthera's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Anthera disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

CONTACT:
Investor Relations of Anthera Pharmaceuticals, Inc.
ir@anthera.com

For Media Inquiries:
Frannie Marmorstein, 305-567-0821
frannie.marmorstein@rbbcommunications.com

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Source: Anthera Pharmaceuticals, Inc.